Exhibit 99.1

MARTIN MARIETTA COMPLETES ACQUISITION
OF LEHIGH HANSON’S WEST REGION BUSINESS

Upstream Materials-Led Geographic Expansion into California and Arizona

Transaction Expected to be Accretive to Earnings Per Share in First Full Year

Raleigh, N.C. (October 1, 2021) – Martin Marietta Materials, Inc. (NYSE: MLM) (“Martin Marietta” or the “Company”) today announced that it successfully completed its previously announced acquisition of Lehigh Hanson, Inc.’s West Region business (“Lehigh West Region”) for $2.3 billion in cash. Consistent with the Company’s SOAR (Strategic Operating Analysis and Review) 2025 Plan, the acquisition provides the Company with 17 active aggregates facilities, two cement plants and related distribution terminals, and targeted downstream operations serving key California and Arizona regions including the Bay Area, Los Angeles, San Diego and Phoenix.

Ward Nye, Chairman, President and CEO of Martin Marietta, stated, “We are pleased to complete the Lehigh West Region acquisition and welcome a talented group of new employees to the Martin Marietta team. These assets serve as a new growth platform for our continued geographic expansion and are uniquely positioned to benefit from favorable market dynamics and accelerating public and private construction activity in California and Arizona.  We are confident in our ability to quickly realize the benefits of this transaction and deliver significant value creation for our shareholders, customers and employees following the same proven approach we took with our acquisitions of TXI and Bluegrass.”

Excluding acquisition-related expenses, Martin Marietta expects the transaction to be accretive to earnings per share within the first full year of ownership. Integration of the acquired business is anticipated to proceed as planned.

Additional Information

Martin Marietta will provide additional information about the Lehigh West Region acquisition on its third quarter 2021 earnings conference call and online webcast, the date and timing of which has yet to be announced.

Forward Looking Statements

This release contains statements which constitute forward-looking statements within the meaning of federal securities law. Statements and assumptions on future revenues, income and cash flows, performance, economic trends, the outcome of litigation, regulatory compliance and environmental remediation cost estimates are examples of forward-looking statements. Numerous factors could affect the Company’s forward-looking statements and actual performance.

Investors are cautioned that all forward-looking statements involve risks and uncertainties, and are based on assumptions that the Company believes in good faith are reasonable at the time the statements are made, but which may be materially different from actual results. Investors can identify these statements by the fact that they do not relate only to historic or current facts. The words “may”, “will”, “could”, “should”, “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “outlook”, “plan”, “project”, “scheduled” and other words of similar meaning in connection with future events or future operating or financial performance are intended to identify forward-looking statements. Any or all of Martin Marietta’s forward-looking statements in this release and in other publications may turn out to be wrong.

You should consider these forward-looking statements in light of risk factors discussed in Martin Marietta’s Annual Report on Form 10-K for the year ended December 31, 2020, Martin Marietta’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 and other periodic filings made with the SEC. All of the Company’s forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to the Company or that it considers immaterial could affect the accuracy of its forward-looking statements, or adversely affect or be material to the Company. Except as required by law, the Company undertakes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

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About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of building materials, including aggregates, cement, ready mixed concrete and asphalt. Through a network of operations spanning 30 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources for building the solid foundations on which our communities thrive. Martin Marietta’s Magnesia Specialties business produces high-purity magnesia and dolomitic lime products used worldwide in environmental, industrial, agricultural and specialty applications. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contact:
Suzanne Osberg
Vice President, Investor Relations
(919) 783-4691
Suzanne.Osberg@martinmarietta.com

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